                                                           Exhibit 99.1

Ruddick Corporation Names KPMG LLP as Independent Auditors

CHARLOTTE, N.C. -- April 23, 2002 -- Ruddick Corporation (NYSE:RDK) today announced that its Board of Directors has appointed the accounting firm KPMG LLP as the company's independent auditors, replacing Arthur Andersen LLP. Andersen has served as the company's auditors since 1983.

This appointment concludes a comprehensive review of the outside accounting services provided to the company and a rigorous process to select an independent auditor for 2002. The company said its decision to change accountants was made to ensure that Ruddick's shareholders continue to have the utmost confidence in the integrity of the company's financial statements.

The company said that during Arthur Andersen's tenure as the company's auditor, it consistently met the company's strict standards of audit service and exhibited the highest levels of professionalism. The company added that an orderly and expeditious transition will be completed in time for KPMG to review the company's second quarter earnings report to be released on May 7, 2002.

Ruddick is filing a Form 8-K with the Securities and Exchange Commission detailing the change in independent public accountants.

Ruddick Corporation is a holding company which operates two subsidiaries: Harris Teeter, Inc., a regional chain of supermarkets in six southeastern states and American & Efird, Inc., a leading manufacturer and distributor of industrial sewing thread.